SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of The
                 Securities Exchange Act of 1934



                          JUNE 3, 1994
        Date of Report (date of earliest event reported)



                    INTERSTATE POWER COMPANY
     (Exact name of Registrant as specified in its Charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)


                 1-3632               42-0329500
               (Commission           (IRS Employer
               File Number)        Identification No.)


       1000 MAIN STREET,  DUBUQUE,  IOWA        52004-0769
           (Address of principal executive offices)  (Zip code)


                        (319)  582-5421
           (Registrant's telephone number, including area code)


















ITEM 5.   OTHER EVENTS.


Interstate Power Company filed an Iowa electric rate increase application in August 1993. The rate application requested a 12.35% return on common equity and an annual revenue increase of $11.5 million. An interim increase of $11.0 million became effective October 28, 1993.

The Iowa Utilities Board (IUB) issued an Order on June 3, 1994.
The IUB order granted a 11.0% return on common equity and an annual revenue increase of $7.4 million.

Through May 1994, the Company has collected $2.0 million in excess of the IUB Order. The overcollection will be offset against second quarter 1994 income.

The Company and other interested parties have until June 23, 1994 to request a rehearing of the IUB Order.





































                        S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERSTATE POWER COMPANY
                                             (Registrant)



June 7, 1994                       By:    W. C. Troy  /s/
                                             W. C. Troy
                                             Controller